Exhibit 99.2
Hanesbrands FAQs
Updated November 7, 2024 – New or updated information is in red
General and Current Period FAQs (Guidance comments as of November 7, 2024)
(1)    Q:    What are the main components of your full-year 2024 guidance?
A:    Net Sales: We expect total net sales from continuing operations of approximately $3.61 billion. This includes an approximate $50 million headwind from last year's U.S. Sheer Hosiery divestiture and an approximate $42 million headwind from the impact of foreign exchange rates as compared to last year. The foreign exchange rate impact is reflected within the International segment. Our guidance represents a net sales decrease as compared to prior year of approximately 4% on a reported basis and approximately 2% on an organic constant currency basis.

GAAP and Adjusted Operating Profit: Our guidance for GAAP Operating Profit from continuing operations is approximately $174 million. Our guidance for Adjusted Operating Profit from continuing operations is approximately $417 million, which excludes pretax charges for restructuring and other-related actions of approximately $243 million. Our operating profit guidance includes an approximate $8 million headwind from the impact of foreign exchange rates as compared to last year.

GAAP and Adjusted Interest/Other Expenses and Tax Expense: Our guidance assumes GAAP and Adjusted Interest expense of approximately $195 million, which reflects the pay down of debt from the use of net proceeds from the Champion sale and internal cash generation. Our guidance assumes GAAP Other expenses of approximately $53 million and Adjusted Other expenses of approximately $43 million, which excludes approximately $10 million of accelerated amortization of debt issuance costs. Our guidance assumes GAAP and Adjusted Tax expense of approximately $40 million, which includes a net tax benefit primarily related to a release of certain tax reserves.

GAAP and Adjusted EPS: Our guidance for GAAP EPS from continuing operations is a loss of approximately $(0.32). Our guidance for Adjusted EPS from continuing operations is approximately $0.39. Adjusted EPS from continuing operations excludes approximately $243 million of pretax charges for restructuring and other-related actions and approximately $10 million for accelerated amortization of debt issuance costs. Both ranges are based on diluted shares outstanding of approximately 355 million for the year.

Cash flow from operations: Our full-year guidance for cash flow from operations is approximately $250 million. Our full-year capital investment guidance is approximately $50 million, consisting of approximately $40 million of capital expenditures and approximately $10 million of cloud computing arrangements. Per GAAP, capital expenditures are reflected in cash from investing activities and certain cloud computing arrangements are reflected in Other Assets within cash flow from operating activities. The approximate $10 million of cloud computing arrangements is factored into the full-year cash flow from operations guidance of approximately $250 million.

Free Cash Flow: Our guidance for Free Cash Flow is approximately $210 million. We define Free Cash Flow as cash flow from operations less capital expenditures.

(2)    Q:    What are the main components of your fourth-quarter 2024 guidance?
A:    Net Sales: We expect total net sales from continuing operations of approximately $900 million. This includes an approximate $4 million headwind from the impact of foreign exchange rates as compared to last year. The foreign exchange rate impact is reflected within the International segment. Our guidance represents a net sales increase as compared to prior year of approximately 2% on a reported basis and an increase of approximately 3% on an organic constant currency basis.

GAAP and Adjusted Operating Profit: Our guidance for GAAP Operating Profit from continuing operations is approximately $95 million. Our guidance for Adjusted Operating Profit from continuing operations is approximately $115 million, which excludes pretax charges for restructuring and other-related actions of approximately $20 million. Our operating profit guidance includes an approximate $1 million headwind from the impact of foreign exchange rates as compared to last year.

GAAP and Adjusted Interest/Other Expenses and Tax Expense: Our guidance assumes GAAP and Adjusted Interest expense of approximately $45 million, which reflects the pay down of debt from the use of net proceeds from the Champion sale and internal cash generation. Our guidance assumes GAAP Other expenses of approximately $24 million and Adjusted Other expenses of approximately $14 million, which excludes approximately $10 million of accelerated amortization of debt issuance costs. Our guidance assumes GAAP and Adjusted Tax expense of approximately $5 million, which includes a net tax benefit primarily related to a release of certain tax reserves.

GAAP and Adjusted EPS: Our guidance for GAAP EPS from continuing operations is approximately $0.06. Our guidance for Adjusted EPS from continuing operations is approximately $0.14. Adjusted EPS from continuing operations excludes approximately $20 million of pretax charges for restructuring and other-related actions and approximately $10 million for accelerated amortization of debt issuance costs. Both ranges are based on diluted shares outstanding of approximately 357 million for the quarter.

(3)    Q:    Can you size the U.S. Sheer Hosiery business that was divested?
A:    We closed the sale of the U.S. Sheer Hosiery business on September 29, 2023. For the full year 2023, the U.S. Sheer Hosiery business generated $50 million of net sales and an operating loss of $(2) million. For first-quarter 2023, the U.S. Sheer Hosiery business generated $20 million of net sales and $1 million of operating profit. For second-quarter 2023, the U.S. Sheer Hosiery business generated $13.5 million of net sales and an operating loss of $(1.5) million. For the third-quarter 2023, the U.S. Sheer Hosiery business generated $17 million of net sales and an operating loss of less than $(1) million.
***For prior FAQs that are applicable to their respective quarters, please see our prior Securities and Exchange Commission reports, including our Current Reports on Form 8-K.***
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Charges for Actions and Reconciliation to GAAP Measures
To supplement financial results prepared in accordance with generally accepted accounting principles, the Company provides quarterly and full-year results concerning certain non‐GAAP financial measures, including adjusted diluted earnings (loss) per share from continuing operations, adjusted income (loss) from continuing operations, adjusted income tax expense, adjusted income (loss) from continuing operations before income taxes, adjusted operating profit (and margin), adjusted SG&A, adjusted gross profit (and margin), EBITDA, adjusted EBITDA, adjusted effective tax rate, adjusted interest expense and adjusted other expenses, net debt, leverage ratio and free cash flow.
Adjusted EPS is defined as diluted earnings (loss) per share from continuing operations excluding actions and the tax effect on actions. Adjusted income (loss) from continuing operations is defined as income (loss) from continuing operations excluding actions and the tax effect on actions. Adjusted tax expense is defined as income tax expense excluding actions. Adjusted income (loss) from continuing operations before income taxes is defined as income (loss) from continuing operations before income tax excluding actions. Adjusted operating profit is defined as operating profit excluding actions. Adjusted SG&A is defined as selling, general and administrative expenses excluding actions. Adjusted gross profit is defined as gross profit excluding actions. Adjusted interest expense is defined as interest expense excluding actions. Adjusted other expenses is defined as other expenses excluding actions and adjusted tax rate is defined as adjusted tax expense divided by adjusted income (loss) from continuing operations before income tax.
Charges for actions taken in 2024 and 2023, as applicable, include the supply chain restructuring and consolidation, corporate asset impairment, headcount actions and related severance charges, professional services, technology charges, gain/loss on sale of business and classification of assets held for sale, loss on extinguishment of debt, gain on final settlement of cross currency swap contracts and the tax effects thereof.
While these costs are not expected to continue for any singular transaction on an ongoing basis, similar types of costs, expenses and charges have occurred in prior periods and may recur in future periods depending upon future business plans and circumstances.
HanesBrands has chosen to present these non‐GAAP measures to investors to enable additional analyses of past, present and future operating performance and as a supplemental means of evaluating operations absent the effect of our supply chain restructuring and consolidation and other actions that are deemed to be material stand-alone initiatives apart from the Company’s core operations. HanesBrands believes these non-GAAP measures provide management and investors with valuable supplemental information for analyzing the operating performance of the Company’s ongoing business during each period presented without giving effect to costs associated with the execution of any of the aforementioned actions taken.
The Company has also chosen to present EBITDA and adjusted EBITDA to investors because it considers these measures to be an important supplemental means of evaluating operating performance. EBITDA is defined as net income (loss) before the impacts of discontinued operations, interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA excluding (x) restructuring charges related to our supply chain restructuring and consolidation, and other action-related charges described in more detail in Table 6-A and (y) certain other losses, charges and expenses as defined in the Consolidated Net Total Leverage Ratio under its Fifth Amended and Restated Credit Agreement, dated November 19, 2021, as amended (the “Credit Agreement”) described in more detail in Table 6-B. HanesBrands believes that EBITDA and adjusted EBITDA are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the industry, and management uses EBITDA and adjusted

EBITDA for planning purposes in connection with setting its capital allocation strategy. EBITDA and adjusted EBITDA should not, however, be considered as measures of discretionary cash available to invest in the growth of the business.
Net debt is defined as the total of current debt, long-term debt, and borrowings under the accounts receivable securitization facility (excluding long-term debt issuance costs and debt discount and borrowings of unrestricted subsidiaries under the accounts receivable securitization facility) less (x) other debt and cash adjustments and (y) cash and cash equivalents. Leverage ratio is the ratio of net debt to adjusted EBITDA as it is defined in our Credit Agreement. The Company defines free cash flow as net cash from operating activities less capital expenditures. Management believes that free cash flow, which measures our ability to generate additional cash from our business operations, is an important financial measure for use in evaluating the Company's financial performance. The Company defines organic net sales as net sales excluding those derived from businesses acquired or divested within the previous 12 months of the reporting date.
HanesBrands is a global company that reports financial information in U.S. dollars in accordance with GAAP. As a supplement to the Company’s reported operating results, HanesBrands also presents constant-currency financial information, which is a non-GAAP financial measure that excludes the impact of translating foreign currencies into U.S. dollars. The Company uses constant currency information to provide a framework to assess how the business performed excluding the effects of changes in the rates used to calculate foreign currency translation. To calculate foreign currency translation on a constant currency basis, operating results for the current-year period for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average exchange rates in effect during the comparable period of the prior year (rather than the actual exchange rates in effect during the current year period).
HanesBrands believes constant currency information is useful to management and investors to facilitate comparison of operating results and better identify trends in the Company’s businesses. The Company defines organic constant currency sales as net sales excluding those derived from businesses acquired or divested within the previous 12 months of the reporting date and also excluding the impact of translating foreign currencies into U.S. dollars as discussed above.
Non‐GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as an alternative to, or substitute for, financial results prepared in accordance with GAAP. Further, the non-GAAP measures presented may be different from non-GAAP measures with similar or identical names presented by other companies. See the Company's press release dated November 7, 2024, to reconcile quarterly non-GAAP measures to the most directly comparable GAAP financial measures. A copy of the press release is available at www.Hanes.com/Investors.
Cautionary Statement Concerning Forward-Looking Statements
These FAQs contain certain information that may constitute forward-looking statements, as defined under U.S. federal securities laws. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can generally be identified by the use of words such as “may,” “believe,” “could,” “will,” “expect,” “outlook,” “potential,” “project,” “estimate,” “future,” “intend,” “anticipate,” “plan,” “continue” or similar expressions. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements with respect to our intent, belief and current expectations about our strategic direction, prospects and future results are forward-looking statements and are subject to risks and uncertainties that could cause actual results to differ materially from those implied or expressed by such statements. These risks and uncertainties include, but are not limited to, our ability to realize the expected benefits from the sale of the global Champion business, which was completed subsequent to our third quarter on September 30, 2024; our ability to successfully operate the Champion business in certain sectors and geographies through a transition period ending on January 31, 2025, and to execute, and realize the expected benefits, successfully, or at all, from the sale of certain remaining assets of the global Champion business at the end of this transition period; our ability to successfully implement our strategic plans, including our supply chain restructuring and consolidation and other cost savings initiatives; trends associated with our business; the rapidly changing retail environment and the level of consumer demand; the effects of any geopolitical conflicts (including the ongoing Russia-Ukraine conflict and Middle East conflicts) or public health emergencies or severe global health crises, including effects on consumer spending, global supply chains, critical supply routes and the financial markets; our ability to deleverage on the anticipated time frame or at all, which could negatively impact our ability to satisfy the financial covenants in our Credit Agreement or other contractual arrangements; any inadequacy, interruption, integration failure or security failure with respect to our information technology; future intangible assets or goodwill impairment due to changes in our business, market conditions, or other factors, including the sale of the global Champion business, significant fluctuations in foreign exchange rates; legal, regulatory, political and economic risks related to our international operations; our ability to effectively manage our complex international tax structure; our future financial performance; and other risks identified from time to time in our most recent Securities and Exchange Commission reports, including our annual report on Form 10-K and quarterly reports on Form 10-Q. Since it is not possible to predict or identify all of the risks, uncertainties and other factors that may affect future results, the above list should not be considered a complete list. Any forward-looking statement speaks only as of the date on which such statement is made, and HanesBrands undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, other than as required by law.